Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Avital Futterman and Benjamin L. Kalish (admitted to practice law in Maryland and the District of Columbia, USA; not admitted in Israel) with full power of substitution and re-substitution, the undersigned’s true and lawful attorney-in-fact (with such person and her substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(1)	Prepare, execute, and submit to the Securities and Exchange Commission (“SEC”) a Form ID application, including amendments and/or updates/refreshment thereof (including on an ongoing as needed basis), and any other documents necessary or appropriate to obtain and/or update codes and passwords in connection therewith;

(2)	To serve as an Account Administrator and Technical Administrator in connection with the undersigned’s EDGAR account;

(3)	to make any and all filings, as applicable, with the SEC on the undersigned’s behalf, to include, but not limited to, reports under the Securities Exchange Act, as amended, and any and all regulations promulgated thereunder including reports required by Section 16 thereunder (i.e., Form 3, 4, and 5) and Section 13 thereunder (i.e., Schedule 13D and Schedule 13G), including, without limitation, any Joint Filing Agreement with respect thereto;

(4)	seek or obtain, as the representative of the undersigned and on behalf of the undersigned, information on transactions in securities, from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such Attorney-in-Fact and the undersigned approves and ratifies any such release of information; and

(5)	perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

a)	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)	Neither Ree Automotive Ltd. nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits in connection thereto; and

c)	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under applicable law, including, but not limited to, the Securities Act of 1933 and the Securities Exchange Act of 1934.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 5, 2026.

Printed Name:	Ittamar Givton

Signature:	/s/ Ittamar Givton